                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94354) pertaining to the 1993 Management Agreement between Peachtree FiberOptics, Inc. and Leonard J. Sokolow of our report dated February 28, 1998, with respect to the financial statements of Peachtree FiberOptics, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.

                               Ernst & Young LLP


Atlanta, Georgia
March 23, 1998